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                                                                  EXHIBIT 10.108

                                                                  EXECUTION COPY


              AMENDED AND RESTATED TRIPLE-A ONE SECURITY AGREEMENT

         AMENDED AND RESTATED TRIPLE-A ONE SECURITY AGREEMENT, dated as of September 4, 1998, among ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation ("Finco"), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation ("Triple-A One"), and CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company as collateral agent on behalf of and for the benefit of Triple-A One (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H :

         WHEREAS, Triple-A One issues CP Notes or borrows from the Banks under the Liquidity Agreement and with the proceeds thereof makes Triple-A One Loans to Finco for the purpose of purchasing Contracts;

         WHEREAS, as a condition precedent to the Triple-A One Credit Agreement Finco executed and delivered this Triple-A One Security Agreement to the Collateral Agent for the benefit of Triple-A One; and

         WHEREAS, the parties hereto wish to amend and restate this Triple-A One Security Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and to induce Triple-A One to make its Triple-A One Loans to Finco under the Triple-A One Credit Agreement, Finco hereby agrees with the Collateral Agent as follows:

SECTION 1.        Defined Terms.

         (a) As used in this Triple-A One Security Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein, have the meanings assigned to them in the Amended and Restated Definitions List dated as of the date hereof that refers to this Triple-A One Security Agreement, which is incorporated herein by reference (the "Definitions List").

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.




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         (c)      The words "hereof", "herein" and "hereunder" and words of
                  similar import when used in this Triple-A One Security Agreement shall refer to this Triple-A One Security Agreement as a whole and not to any particular provision of this Triple-A One Security Agreement, and paragraph references are to this Triple-A One Security Agreement unless otherwise specified.

         (d) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) The following terms that are defined in the UCC are used herein as so defined: Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Proceeds.

SECTION 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Finco hereby assigns, pledges, grants, conveys, transfers, delivers and sets over to the Collateral Agent for its benefit and for the ratable benefit of the holders of the Obligations a security interest in all Finco's right, title and interest in, to and under the following, whether now owned or hereafter acquired, in each case only as related to the Purchased Contracts (collectively, the "Collateral"). For further clarification, all Collateral as heretofore described in this
         Section 2 shall relate to and be in respect of Purchased Contracts as defined herein, subject to any and all provisos, as applicable, expressly included in the definition thereof.

         (a) all chattel paper, including, without limitation, the Purchased Contracts and other contracts related to the Purchased Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time) and amounts paid or payable with respect thereto;

         (b) all Files (including all Dealer Assignments) and Contract Lists, and all right, title and interest of Finco in and to the documents, agreements and instruments included in the Files, including, without limitation, rights of recourse of Finco against Vehicle Dealers;

         (c) all Insurance Policies and all rights of Finco in all Insurance Policies;

         (d) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to Finco in and to Contracts and Vehicles, and all accessions thereto and replacements thereof, and in any other property in which a security interest is assigned or transferred to Finco;



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         (e)      all of Finco's Equipment and Inventory, general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, tapes, cards, computer tapes and all other data and data storage systems (whether in the possession of Finco or any other Person) relating to any of the foregoing;

         (f) all deposit accounts, moneys, deposits, funds, accounts and instruments relating to the foregoing;

         (g) each Lock-Box, the funds on deposit in the Clearing Account pursuant to Section 5(d) hereof, the Collection Account (including, without limitation, all funds at any time on deposit therein and all Permitted Investments in which such funds may at any time be invested);

         (h) the Sale Agreement and all other Operative Documents to which Finco is a party, including, without limitation, all rights of Finco to amounts due or to become due under or in connection with such agreements;

         (i)      any Hedge Agreement;

         (j)      all rights in and to the On-Line Service Agreement; and

         (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

SECTION 3.        Bank Accounts; Possession of Contracts and Files.

         (a) Subject to the Collection Account Agreement and the Lock-Box Agreements, the Collateral Agent shall have sole dominion and control over the Bank Accounts, and no other Person shall have any right of withdrawal therefrom.

         (b) The Collateral Agent shall have the right to hold the Purchased Contracts. The Collateral Agent may in its sole discretion, designate the Servicer or any other Person, as custodian and bailee of the Collateral Agent, to hold the Purchased Contracts. For so long as the Custodian Agreement is in effect, the Custodian shall hold the Purchased Contracts. Thereafter, unless otherwise instructed by the Collateral Agent, Finco shall hold the Purchased Contracts as custodian and bailee of the Collateral Agent. To the extent required to service the Purchased Contracts in accordance with the Sale Agreement, the Custodian or Finco, as the case may be, may release the Purchased Contracts and Files to the Servicer, to be held by the Servicer as custodian and bailee of the Collateral Agent during the Servicer's possession thereof. The Servicer shall promptly return all such Purchased Contracts




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                  and Files to the Custodian or Finco, as the case may be, or any such other Person as the Collateral Agent shall direct when possession thereof by the Servicer is no longer required for servicing such Purchased Contracts in accordance with the Sale Agreement. In addition, the Servicer shall return the Purchased Contracts to the Custodian, Finco, the Collateral Agent or any such other person as the Collateral Agent shall direct at any time upon receipt of a request from the Collateral Agent to such effect.

SECTION 4. Daily Procedures and Distributions of Collections Prior to the Commitment Termination Date. On each Business Day prior to the Commitment Termination Date:

         (a)      Deposits.

                  (i) the Servicer and Finco shall transfer to the Clearing Account (A) all Collections received on such day in the Lock-Boxes and (B) all Collections received by the Servicer or Finco in any other manner on the previous Business Day;

                  (ii) Finco shall transfer to the Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account;

                  (iii) if a payment of the principal of the Triple-A One Loans is required on such Business Day pursuant to subsection 2.4 of the Triple-A One Credit Agreement, Finco shall deposit the amount required into the Collection Account; and

                  (iv) the Servicer shall transfer to a sub-account of the Collection Account (the "Accrued Costs and Interest Sub-Account") on such Business Day an amount equal to the sum of the Accrued Facilities Costs Amount and the Accrued Interest Amount for such day.

Until the transfers set forth in Section 4(a)(i), (ii) and (iii) are made, Finco and the Servicer shall hold in trust for the benefit of Finco and Triple-A One all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Finco other than funds of the Servicer or Finco in the Lock-Boxes and the Clearing Account.

         (b) Distributions. The Servicer shall make distributions from amounts on deposit in the Collection Account for the following purposes in the following order of priority, in each case to the extent such amounts are due and payable on such Business Day and to the Person entitled thereto:



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                  (i)      an amount necessary to cure any Borrowing Base
                           Deficiency shall be transferred to the Triple-A One Account and applied to reduce the principal of the Triple-A One Note;

                  (ii)     an amount equal to the Servicing Fee;

                  (iii) an amount equal to interest on the Triple-A One Loans (from the Accrued Costs and Interest Sub-Account) and on the Seller Notes, pro rata according to the respective amounts of interest due on the Triple-A One Loans and Seller Notes;

                  (iv) from Accrued Costs and Interest Sub-Account, an amount equal to Facilities Costs;

                  (v) an amount equal to the principal of the Triple-A One Loans prepaid or required to be prepaid on such Business Day pursuant to subsection 2.4(a) or (b) of the Triple-A One Credit Agreement;

                  (vi) an amount equal to interest on all unreimbursed drawings under the Surety Bonds;

                  (vii) an amount equal to all unreimbursed drawings under the Surety Bonds;

                  (viii) an amount equal to the sum of the Finco Expenses and all other Obligations;

                  (ix) for the purchase of Contracts pursuant to the Sale Agreement;

                  (x) an amount equal to interest and principal due on the Subordinated Note; and

                  (xi) an amount equal to all remaining amounts in the Collection Account for other duly authorized corporate purposes of Finco.

provided, however, that, on any Business Day, no distribution shall be made pursuant to (ix) or (x) above if the conditions set forth in Section 3.2 of the Sale Agreement have not been satisfied.


         (c) Disbursement Sub-Account. Amounts on deposit in the Disbursement Sub-Account shall be released in such amounts and at such times as are set forth in Section 4.3 of the Triple-A One Credit Agreement.


         (d) Permitted Investments. Amounts on deposit in the Accrued Costs and Interest Sub-Account and the Disbursement Sub-Account of the Collection



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                  Account may be invested in Permitted Investments, provided that such Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 4(b).

SECTION 5. Daily Procedures and Distributions of Collections on each Liquidation Day. On each Liquidation Day:

         (a)      Deposits.

                  (i) the Servicer and Finco shall transfer to the Clearing Account (A) all Collections received on such day in the Lock-Boxes and (B) all Collections received by the Servicer or Finco in any other manner on the previous Business Day;

                  (ii) Finco shall transfer to the Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account;

                  (iii) Finco shall deposit all amounts received by Finco in respect of any Hedge Agreement into the Collection Account. Until such transfers are made, Finco and the Servicer shall hold in trust for the benefit of Finco and Triple-A One all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Finco other than funds in the Lock-Boxes and the Clearing Account.

         (b) Distributions. The Servicer shall make distributions from amounts on deposit in the Collection Account for the following purposes in the following order of priority, in each case to the extent such amounts are due and payable on such day and to the Person entitled thereto:

                           first, an amount equal to interest on the Triple-A
                  One Loans and the Seller Note, pro rata according to the respective amounts of interest due on the Triple-A One Loans and Seller Note;

                           second, an amount equal to Facilities Costs;

                           third, an amount equal to the principal of the
                  Triple-A One Loans required to be prepaid pursuant to subsection 2.4(c) of the Triple-A One Credit Agreement;

                           fourth, an amount equal to interest on all
                  unreimbursed drawings under the Surety Bonds;



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                           fifth, an amount equal to all unreimbursed drawings
                  under the Surety Bonds;

                           sixth, an amount equal to the principal of the Seller
                  Note;

                           seventh, an amount equal to the sum of all Finco
                  Expenses and all other Obligations;

                           eighth, an amount equal to the principal of and
                  interest due on the Subordinated Note;

                           ninth, an amount equal to the Servicing Fee; and

                           tenth, all remaining amounts to Finco, or to such
                  Persons and in such amounts as a court of competent jurisdiction may direct.

         (c) Permitted Investments. Amounts on deposit in the Accrued Costs and Interest Sub-Account and the Disbursement Sub-Account of the Collection Account may be invested in Permitted Investments, provided that such Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 5(b).

         (d) Clearing Account. The Clearing Account is a general clearing account held by and in the name of Finco into which Collections as well as collections on other assets are deposited. The parties hereto agree and acknowledge that (i) any Collections transferred to the Clearing Account prior to the transfer of such Collections to the Collection Account will be subject at all times to the security interest of Triple-A One created hereunder and (ii) that the balance in the Clearing Account may not at any time fall below the amount deposited representing Collections which have not been transferred to the Collection Account. Finco hereby represents, warrants, covenants and agrees that it shall not move the Clearing Account set forth in Exhibit E to the Sale Agreement or modify, amend or waive any term of the Clearing Account Agreement without (a) providing for a successor Clearing Account, (b) notifying the Collateral Agent 10 days prior to such change and (c) causing such new Clearing Account to operate in the manner described herein.

SECTION 6. Rights of Collateral Agent; Limitations on Collateral Agent's Obligations.

         (a) Collateral Agent Not Liable under Contracts. The Collateral Agent shall not have any obligation or liability under any Contract by reason of or



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                  arising out of this Triple-A One Security Agreement or the receipt by the Collateral Agent of any payment relating to such Contract, nor shall the Collateral Agent be obligated in any manner to perform any such obligations under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (b) Notice to Obligors. At any time upon the request of the Collateral Agent, Finco shall notify the Obligors that the Contracts have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. The Collateral Agent may in its own name or in the name of others communicate with the Obligors to verify with them to its satisfaction the existence, amount and terms of any Purchased Contracts.

         (c) Analysis of Contracts. The Collateral Agent shall have the right to make test verifications of the Contracts in any manner and through any medium that it considers advisable, and Finco shall furnish all such assistance and information as the Collateral Agent may require in connection therewith. In addition, at any time and from time to time, upon the Collateral Agent's request and at the expense of Finco, Finco shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Contracts.


         (d) Proceeds. Subject to the provisions of Section 4(a) and 5(a), any Proceeds, when collected by Finco, shall be forthwith deposited by Finco in the exact form received, duly endorsed by Finco to the Collateral Agent if required, in the Collection Account, subject to withdrawal by the Collateral Agent only, and, until so turned over, shall be held by Finco in trust for the Collateral Agent. Such Proceeds shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Collateral Agent shall apply all or any part of the funds on deposit in the Collection Account in accordance with Sections 4 and 5 hereof. Upon the request of the Collateral Agent, Finco shall deliver or cause to be delivered to the Collateral Agent all Files relating to the Purchased Contracts, including original and other documents evidencing, and relating to, the transactions which created the Purchased Contracts, including, without limitation, all original orders, invoices, receipts and similar documents.



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         (e)      Document Delivery. In connection with the security interest granted herein, on or prior to each date on which a Triple-A One Loan is disbursed from the Disbursement Sub-Account, Finco shall have received from the Seller the original Contract and complete Files relating to each Contract for which such Triple-A One Loan was made on such date. Finco shall hold such Contracts and Files for the benefit of the Collateral Agent, and, upon request of the Collateral Agent, Finco shall deliver such Contracts and Files to the Collateral Agent or to such Person as the Collateral Agent may designate in its sole discretion. In addition, Finco shall mark the following notation on the computer tape for such Contract and File: "The Contracts herein have been pledged to secure the debt of Finco to Triple-A One Funding Corporation, and its successors and assigns pursuant to that certain Amended and Restated Triple-A One Security Agreement dated as of September 4, 1998 among Triple-A One Funding Corporation, Finco and Capital Markets Assurance Corporation, as Collateral Agent".

SECTION 7. Representations and Warranties. Finco hereby represents and warrants that:

         (a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Triple-A One Security Agreement and the other Liens permitted pursuant to any of the other Operative Documents, Finco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent pursuant to this Triple-A One Security Agreement or as may be permitted pursuant to the Triple-A One Credit Agreement.

         (b) Perfected First Priority Liens. The Liens granted pursuant to this Triple-A One Security Agreement constitute perfected first priority Liens on the Collateral in favor of the Collateral Agent and are enforceable as such against all creditors of and purchasers from Finco and, in the case of any Collateral constituting fixtures, against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

         (c) Chief Executive Office. Finco's chief executive office and chief place of business is located at 8001 Irvine Center Drive, Irvine, California 92618.

         (d) Locations. All Collateral is located at the addresses listed on Schedule 7(d) hereto.



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SECTION  8.       Covenants. Finco covenants and agrees with the Collateral
                  Agent that until the Obligations are paid in full and the Triple-A One Commitment is terminated:

         (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of Finco, Finco will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Triple-A One Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens created hereby, including all steps necessary to maintain perfection of the security interest of Finco in each Vehicle. Finco also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of Finco to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any additional promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent or such other person as the Collateral Agent in its sole discretion may designate, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Triple-A One Security Agreement.

         (b) Indemnification. Finco will pay, and save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Triple-A One Security Agreement. In any suit, proceeding or action brought by the Collateral Agent in respect of any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, Finco will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Finco of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Finco. Notwithstanding the foregoing, the parties hereto hereby agree that under no circumstances shall Finco be liable for, or required to pay any



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                  amount pursuant to this paragraph (b), resulting from gross negligence or willful misconduct on the part of the Collateral Agent.

         (c) Maintenance of Records. Finco will keep and maintain, or cause to be maintained by the Servicer, at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Purchased Contracts. Finco will mark its books and records pertaining to the Collateral to evidence this Triple-A One Security Agreement and the security interests granted hereby. At any time upon the request of the Collateral Agent, Finco shall, during normal business hours, turn over any books and records to the Collateral Agent or to its representatives that the Collateral Agent shall so request.

         (d) Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours to all the books, correspondence and records of Finco and to all Contracts and Files held by Finco, and the Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Finco agrees to render to the Collateral Agent, at Finco's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

         (e) Compliance with Laws, etc. Finco will comply with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Finco's business; provided, however, that Finco may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Collateral Agent, adversely affect the Collateral Agent's rights or the priority of its Liens on the Collateral.

         (f) Compliance with Terms of Contracts, etc. Finco will perform and comply with all its obligations under the Purchased Contracts and all its other Contractual Obligations relating to the Collateral.

         (g) Payment of Obligations. Finco will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and
                  (iii) such charge is adequately reserved against on Finco's books in accordance with GAAP.



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         (h)      Limitation on Liens on Collateral. Finco will not create,
                  incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Triple-A One Credit Agreement, and will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

         (i) Limitations on Dispositions of Collateral. Finco will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so.


         (j) Limitations on Modifications, Waivers, Extensions of Contracts. Finco will not, and will not permit any other Person to, (i) amend, modify, terminate or waive any provision of any Purchased Contract in any manner which could have an adverse effect on the value of such Purchased Contract as Collateral except in accordance with clause (k) of this
                  Section 8, (ii) fail to exercise promptly and diligently each and every right which it may have under each Purchased Contract, (iii) fail to deliver to the Collateral Agent, upon the request of the Collateral Agent, a copy of each demand, notice or document received by it relating in any way to any Purchased Contract, (iv) fail to deliver to the Collateral Agent a copy of each demand, notice or document sent to each Obligor; and (v) act otherwise than in accordance with the Credit and Collection Policy.

         (k) Limitations on Discounts, Compromises, Extensions of Contracts. Other than pursuant to the Credit and Collection Policy, Finco will not, and will not permit any other Person to, grant any extension of the time of payment of any of the Purchased Contracts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         (l) Maintenance of Equipment. Finco will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

         (m) Further Identification of Collateral. Finco will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.



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         (n)      Notices. Finco will advise the Collateral Agent promptly, in detail, at its address set forth in the Triple-A One Credit Agreement, (i) of any Lien (other than Liens created or permitted hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could have in the reasonable exercise of the judgment of the Collateral Agent a material adverse effect on the Collateral or on the Liens created hereunder.

A copy of any notice delivered to or required to be sent by Finco hereunder shall be sent by Finco to the holder of the Subordinated Note.

         (o) Changes in Locations, Name, etc. Finco will not, without providing 30 days prior written notice to the Collateral Agent, Triple-A One and the Program Manager (and, in the case of clause (iv), without the prior written consent of the Collateral Agent), and without filing any UCC financing statements necessary or desirable (in the opinion of Triple-A One or the Program Manager) to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, as provided for herein (i) change the location of its chief executive office/chief place of business from that specified in Section 7(c) or remove its books and records from such location, (ii) permit any Equipment that it may acquire to be kept at a location other than that specified in Section 7(d), (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Triple-A One Security Agreement would become misleading or (iv) change the location where the Purchased Contracts and the Files are maintained.

SECTION  9.       Collateral Agent's Appointment as Attorney-in-Fact.

         (a) Powers. Finco hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Finco and in the name of Finco or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Triple-A One Security Agreement, to take any and all lawful and appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Triple-A One Security Agreement, and, without limiting the generality of the foregoing, Finco hereby gives the Collateral Agent the power and right, on behalf of Finco, without notice to or assent by Finco, to do the following:

                  (i) upon the occurrence and during the continuance of any Unmatured Wind-Down Event or Wind-Down Event, in the name of Finco or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Contract whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) upon the occurrence and during the continuance of any Unmatured Wind-Down Event or Wind-Down Event, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct and to notify the Lock-Box Banks to follow the instructions of the Collateral Agent; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Finco with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral pursuant to Section 11 hereof as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and Finco's expense, at any time, or from time to time, all lawful acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Triple-A One Security Agreement, all as fully and effectively as Finco might do; (H) implement the Alternate

                           Servicing Plan; and (I) compel the transfer of Finco's interest in all rights (by license, sublicense or otherwise) of any computer software necessary to collect the Contracts including without limitation, any items on Schedule I hereto.

Finco hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

         (b) Other Powers. Finco also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) No Duty on Collateral Agent's Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Finco for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 10. Performance by Collateral Agent of Finco's Obligations. If Finco fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Triple-A One Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon until paid in full at a rate per annum equal to the Default Rate, shall be payable by Finco to the Collateral Agent on demand and shall constitute Obligations secured hereby.

SECTION 11. Remedies. If a Wind-Down Event shall occur and be continuing, the Collateral Agent may exercise in addition to all other rights and remedies granted to it in this Triple-A One Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Finco or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Finco, which right or equity is hereby waived or released. Finco further agrees, at the Collateral Agent's request, to assemble the Collateral and the Files and make them available to the Collateral Agent at places which the Collateral Agent shall select, whether at Finco's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation,
         Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to Finco. Subject at all times to the priority of the security interest of the Liquidity Banks under the Note Pledge Agreement and the powers of the Bank Agent and the Bank Collateral Agent on behalf of the Liquidity Banks thereunder and under the other Operative Documents, should the Collateral Agent elect to exercise its option hereunder to liquidate or otherwise dispose of the Collateral, the Collateral Agent shall do so for an amount sufficient to cover the amount of the Obligations, all fees, expenses and liabilities hereunder and the Subordinated Note. To the extent permitted by applicable law, Finco waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Triple-A One Credit Agreement at least 10 days before such sale or disposition. Finco shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 12. Limitation on Collateral Agent's Duties in Respect of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Finco or otherwise.

SECTION 13. Powers Coupled with an Interest. All powers of attorney, authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

SECTION 14. Severability. Any provision of this Triple-A One Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Assignment to Banks and Surety Provider. Finco does hereby acknowledge the pledge by Triple-A One of the Liquidity Pledged Collateral as security under the Note Pledge Agreement. Finco hereby waives its rights under Section 9-112 of the UCC, including without limitation all rights under Sections 9-502(2), 9-504(1), 9-208, 9-505, 9-506, 9-507(1) and 9-208(2) of the UCC otherwise granted to it pursuant to Section 9-112 of the UCC.

SECTION 16. Triple-A One Surety Bond. Triple-A One hereby assigns to the Collateral Agent the right of Triple-A One to make drawings under the Surety Bond naming Triple-A One as beneficiary. The Collateral Agent hereby agrees to make, on a timely basis, all drawings (including, without limitation, drawings in respect of any Avoided Payment, as such term is defined in such Surety Bond) permitted to be made by delivery of a Notice for Payment under such Surety Bond.

SECTION 17. Section and Paragraph Headings. The section and paragraph headings used in this Triple-A One Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 18. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Unmatured Wind-Down Event or Wind-Down Event or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 19. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Triple-A One Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Finco and the Collateral Agent and with prior written notice thereof to S&P and Moody's. This Triple-A One Security Agreement shall be binding upon the successors and assigns of Finco and shall inure to the benefit of the Collateral Agent and its successors and assigns.

SECTION 20. Integration. This Triple-A One Security Agreement represents the agreement of Finco with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

SECTION 21. Counterparts. This Triple-A One Security Agreement may be executed by one or more of the parties to this Triple-A One Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 22. GOVERNING LAW. THIS TRIPLE-A ONE SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF FINCO UNDER THIS TRIPLE-A ONE SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 23.       Termination and Release.

         (a) This Triple-A One Security Agreement and the security interests created or granted hereby shall remain in full force and effect until the indefeasible payment in full in cash of all of the Obligations, at which time, following the receipt by the Collateral Agent of written notice from the Program Manager that such Obligations have been so paid, the security interest created or granted hereby shall terminate and the Collateral Agent shall, at the sole expense of Finco, execute and deliver such documents and instruments (including without limitation UCC termination statements) necessary to evidence the termination of such security interest, as Finco `may reasonably request.

         (b) (i) Finco Request for Release. Finco intends from time to time to sell Purchased Contracts and other related Collateral to
                  (x) entities which will then privately or publicly sell securities backed by such Purchased Contracts and Collateral,
                  (y) in whole loan bulk sales to unaffiliated third parties or
                  (z) in whole loan bulk sales to Onyx Acceptance Funding Corporation, in each case, for a cash purchase price of not less than the aggregate Outstanding Balance of such Purchased Contracts plus accrued and unpaid interest thereon. Notwithstanding anything to the contrary in Sections 6.4, 6.5, and 6.16 of the Triple-A One Credit Agreement, Finco shall be permitted to sell Purchased Contracts pursuant to the foregoing provisions only upon satisfaction of the following conditions precedent:


                           (A) sales pursuant to clause (x) shall occur no more
                  frequently than once each calendar quarter;

                           (B) sales pursuant to clause (y) shall occur no more
                  frequently than once each calendar quarter;

                           (C) sales pursuant to clause (z) shall occur no more
                  frequently than once each month;

                           (D) sales pursuant to clause (y) shall occur
                  contemporaneously with sales pursuant to clause (x);

                           (E) sales pursuant to clauses (x) and (y) shall not
                  be to any entity which is a direct competitor of CapMAC or MBIA Insurance Corporation, including, without limitation, Ambac Assurance Corporation, Financial Security Assurance Corporation, Financial Guaranty Insurance Corporation or any affiliate thereof;

                           (F) the aggregate Outstanding Balances of the
                  Purchased Contracts sold by Finco in each such sale pursuant to clause (y) shall not exceed 20% of the aggregate Outstanding Balances of the Purchased Contracts then owned by Finco, without the prior written consent of the Program Manger;

                           (G) the aggregate Outstanding Balances of the
                  Purchased Contracts sold by Finco in each such sale pursuant to clause (z) shall not exceed 35% of the aggregate Outstanding Balances of the Purchased Contracts then owned by Finco, without the prior written consent of the Program Manger;

                           (H) in no event shall the aggregate Outstanding
                  Balances of Purchased Contracts sold by Finco during any calendar quarter pursuant to clauses (y) and (z) together exceed 35% of the weighted average daily aggregate Outstanding Balances of all Purchased Contracts owned by Finco during such calendar quarter without the prior written consent of the Program Manger;

                           (I) each of the Seller and Finco shall be in
                  compliance with all of its covenants in the Operative Documents; and

                           (J) The Program Manager shall have received copies of
                  all documents executed in connection with such sale.

                  The proceeds of all sales by Finco pursuant to clauses (x),
                  (y) and (z) above shall be applied to prepay the Triple-A One Note and the Subordinated Note. Upon not less than 5 Business Days' prior written notice to the Collateral Agent, Finco may request that specified Purchased Contracts and other related Collateral be released in connection with such sales and the prepayment of the Triple-A One Note as provided in Section 2.4(b) of the Triple-A One Credit Agreement. In connection with such request, Finco shall execute and deliver to the Collateral Agent a Lien Release Request Certificate in the form attached hereto as Exhibit A. In selecting the Purchased Contracts enumerated in its Lien Release Request Certificate delivered to the Collateral Agent pursuant hereto, Finco shall employ selection procedures which are not adverse to the interests of Triple-A One or the Collateral Agent. Finco shall deliver to the Program Manager (i) monthly servicer reports for all Contracts serviced but not owned by Onyx aggregated by portfolio and owner and (ii) copies of all material amendments, waivers or modifications to any documents executed in connection with the sale of Purchased Contracts by Finco.

                           (ii) Collateral Agent Release. Upon receipt of an
                  amount in immediately available funds equal to the sum of the principal amount of such prepayment, all interest accrued thereon to the day of such prepayment and unpaid and all other Obligations of Finco and the Seller accrued to the date of such prepayment and unpaid under any Operative Document, to be paid by Finco from the Collection Account pursuant to Section 4(b) hereof, the Collateral Agent shall, at the sole expense of Finco, execute and deliver a Collateral Agent Lien Release Certificate in the form attached hereto as Exhibit B which shall evidence the release of its security interest in Purchased Contracts having an Outstanding Balance equal to the principal amount of the Triple-A One Note being prepaid divided by the Net Advance Rate on such day.

                           (iii) Documents and Filings. In connection with any
                  such release pursuant to this Section 23, Finco and the Collateral Agent, shall at the sole expense of Finco, execute and deliver any documents and instruments necessary to evidence the release of the Collateral Agent's security interest in such Purchased Contracts and other Collateral, including without limitation, forms UCC-2 prepared for filing in all appropriate jurisdictions.

         IN WITNESS WHEREOF, the parties hereto have caused this Triple-A One Security Agreement to be duly executed and delivered as of the date first above written.


                                    ONYX ACCEPTANCE FINANCIAL CORPORATION





                                    By:_____________________________________
                                    Name:
                                    Title:





                                    TRIPLE-A ONE FUNDING CORPORATION
                                    By: MBIA Insurance Corporation,
                                    its attorney-in-fact





                                    By:___________________________________
                                    Name:
                                    Title:




                                    CAPITAL MARKETS ASSURANCE CORPORATION,
                                    as Collateral Agent





                                    By:____________________________________
                                    Name:
                                    Title:

                                  SCHEDULE 7(d)


                             LOCATIONS OF COLLATERAL





The Collateral is located at:


1.       Onyx Acceptance Financial Corporation
         8001 Irvine Center Drive
         Suite 500
         Irvine, California 92718

2.       Bankers Trust Company of California, N.A.
         3 Park Plaza, 16th Floor
         Irvine, California 92714
         Attn: Joe Campbell

                                   SCHEDULE I


                              Intellectual Property





1.       Agreement for On-Line Service


2.       Acknowledgement of Security Interest Under Agreement for On-Line
         Service

                                    EXHIBIT A



                        LIEN RELEASE REQUEST CERTIFICATE

                  from Finco to the Collateral Agent and Seller
            pursuant to Section 23 of Triple-A One Security Agreement
                and Section 19 of Subordinated Security Agreement

[  date  ]

Capital Markets Assurance Corporation,
as Collateral Agent
885 Third Avenue
New York, New York 10022
Attention:  Chief Underwriting Officer



Onyx Acceptance Corporation
8001 Irvine Center Drive
5th Floor
Irvine, California  92618
Attention:  Regan E. Kelly, Esq.

Re: Onyx Acceptance Financial Corporation/Commercial Paper Program - Request for Release of Lien


Ladies and Gentlemen:


                  Onyx Acceptance Financial Corporation ("Finco") refers to (i) the Amended and Restated Triple A-One Security Agreement dated as of September 4, 1998 as amended, supplemented or otherwise modified, (the "Triple-A One Security Agreement"), and (ii) the Amended and Restated Subordinated Security Agreement dated as of September 4, 1998 (as amended, supplemented or otherwise modified, the "Subordinated Security Agreement"). Terms not otherwise defined herein are used herein as defined in the Amended and Restated Definitions List dated September 4, 1998.


                  Finco submits this Lien Release Request Certificate pursuant to Section 23 of the Triple-A One Security Agreement and Section 19 of the Subordinated Security Agreement and requests that the Capital Markets Assurance Corporation, in its capacity as Collateral Agent under the Triple-A One Security Agreement and Onyx Acceptance Corporation in its capacity as Seller under the Subordinated Security Agreement ("Onyx") release (and Onyx cause its assignee to release) all of their liens on and security interests in the assets described on
Schedule 1
attached hereto (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in Schedule 1).








                                    ONYX ACCEPTANCE FINANCIAL CORPORATION





                                    By:_______________________________
                                    Name:_____________________________
                                    Title ______________________________

                                    EXHIBIT B


                    COLLATERAL AGENT LIEN RELEASE CERTIFICATE
            pursuant to Section 23 of Triple-A One Security Agreement


[Date]




Onyx Acceptance Financial Corporation
8001 Irvine Center Drive
5th Floor
Irvine, California  92618




Re:  Partial Collateral Release


Ladies and Gentlemen:


                  We hereby refer to the Lien Release Request Certificate submitted by Onyx Acceptance Financial Corporation ("Finco") dated __________________________, a copy of which is attached hereto (the "Request Certificate"). Pursuant to the Request Certificate, Capital Markets Assurance Corporation, acting in its capacity as the Collateral Agent under the Triple-A One Security Agreement and as Bank Collateral Agent under the Note Pledge Agreement, hereby releases its liens on and security interests in the assets identified in Schedule 1 attached to the Request Certificate (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in that Schedule 1).


                  This Lien Release Certificate may be executed in any number of counterparts.


                                   CAPITAL MARKETS ASSURANCE CORPORATION,
                                   as Collateral Agent and Bank Collateral Agent





                                   By ______________________________
                                   Name:____________________________
                                   Title _____________________________